Exhibit 4.4

EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 14, 2005, by and among GENUTEC BUSINESS SOLUTIONS, INC., a Montana corporation (the “Company”), JOHAN HENDRIK SMIT DUYZENTKUNST (“Smit”) and OLAF GEURS (“Geurs” and with Smit, individually and collectively the “Purchaser”).

                WHEREAS, the Company proposes to issue and sell shares of its common stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger of Merger, dated as of September __, 2005 by and among the Company, Smart Development Acquisition Corp., Smart Development, LLC and the Purchaser (the “Merger Agreement”).

                WHEREAS, the Company has agreed to provide each Purchaser and subsequent holders of Registrable Securities (as hereinafter defined) that may be issued, from time to time, the registration rights with respect to the Registrable Securities, as set forth in this Agreement.  Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement.

                NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties intending to be legally bound, hereby agree as follows:

                1.             Definitions.

                Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as is defined in the Purchase Agreement.  In addition, the following capitalized terms shall have the following meanings:

                “Commission” shall mean the United States Securities and Exchange Commission.

                “Common Stock” means the common stock, par value $0.001 per share, of the Company.

                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                “Holders” shall mean each Purchaser, or any one or more of his transferees, who are the record owners of Registrable Securities.

                 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

                “Piggyback Registration” shall have the meaning assigned to such term in Section 3 hereof.

                “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part thereof, and all material incorporated by reference in such Prospectus.

                “Registrable Securities” shall mean the Securities, but only so long as they remain Restricted Securities.

                “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 3and 5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and independent auditors for the Company, reasonable fees and disbursements of one counsel to the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding all Selling Expenses.

                “Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

                “Restricted Securities” shall mean the Securities unless and until, in the case of any such Securities, (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) they are otherwise freely transferable without restriction pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and the holders thereof have delivered an opinion of their legal counsel to such effect in form and substance reasonably satisfactory to the Company.

                “SEC” shall mean the United States Securities and Exchange Commission.

                “Securities” shall mean any and all shares of Common Stock received by each Purchaser under the Merger Agreement, whether constituting Merger Stock or Additional Merger Stock, as defined therein.

                “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder.

                2.             Securities Subject to this Agreement.  The Securities entitled to the benefits of this Agreement are the Registrable Securities.

                                                                                                3.             Registration Rights; Lockup Agreement.

                                (a)           Demand Registration.          In the event that the Company shall not have previously offered to include the Registrable Securities in a Piggyback Registration, as contemplated by Section 3(b) below, on a date that shall be not later than six (6) months from consummation of the Company IPO (or if there shall not be an IPO consummated within such six month period, within six (6) months from the Company consummating a 1934 Act Registration), the Company shall, upon the written request of the Purchaser, prepare and file with the SEC a registration statement on Form SB-2, Form S-1 or other applicable form for registering securities (provided, that the Company shall use Form S-3 if then available to it) that shall include therein the Registrable Securities for resale (the “Demand Registration”).  The Company shall use its best efforts to cause such Demand Registration to be declared effective by the SEC and, subject to the terms of this Agreement, shall undertake to promptly respond to all letters of comment and other communications from the SEC.

(b)           Piggback Registration.        If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, or (ii) a registration on any form that does not permit secondary sales), it will give written notice (the “Notice”) to each of the Holders of its intention at least twenty (20) days in advance of the filing of any registration statement with respect thereto. Upon the written request of any of the Holders given within fifteen (15) days after receipt of such Notice, the Company, subject to Section 3(b) below, will use its best efforts to include in such registration, and in any underwriting involved therein, all the Registrable Securities included in such request (a “Piggyback Registration”).

                                (c)           Underwritten Offerings.

                                                (i)            In the case of an underwritten offering by the Company of securities, each Holder shall, with respect to Securities that such Holder then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company, and the Company shall cause such underwriters to include in any such underwriting all of the Securities that a Holder then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                                                (ii)           If the Company decides, based on the advice of the managing underwriter with respect to such underwritten offering, that the number of Securities to be offered by selling security holders be reduced because in the judgment of the managing underwriters the offering would be materially and adversely affected, then the Company will so notify the selling security holders in writing and such Securities shall be reduced by such amount as the managing underwriter may determine, which reduced number of Securities shall be included in the offering selected, first from the Company, second among any selling security holders other than the Holders, as nearly as possible pro rata based on the number of Securities such selling security holders have requested to be included therein, and third, to the extent available, from the Holders participating in such offering, as nearly as possible pro rata based on the number of Registrable Securities such Holders have requested to be included therein.  Notwithstanding the foregoing, the Registrable Securities to be sold by the Holders shall not be reduced below ten percent (10%) of the total amount of securities included in such registration and any reduction of Registrable Securities to be sold by the Holders shall be as nearly as possible pro rata based on the number of Registrable Securities such Holders have requested to be included therein.

                                (d)           Lockup Agreement.             Notwithstanding anything to the contrary, express or implied contained in this Agreement, the Merger Agreement or any other agreement between the Company and the Purchaser, each Purchaser and any other Holder hereby agrees that, without the prior written consent of the Company, such Purchaser or Holder shall not sell, transfer, pledge, hypothecate, assign or effect a distribution (collectively, “Transfer”) any of the Registrable Securities for a period of twelve (12) months from the date of this Agreement, irrespective as to whether or not any of such Registrable Securities have been previously registered for resale under the Securities Act (the “Lockup Agreement”).  Notwithstanding the foregoing, in the event and to the extent that Lee Danna, the president and CEO of the Company shall be released by the Company from a similar restriction on Transfer of his Company Common Stock, the Lockup Agreement of each Purchaser and other Holder shall similarly terminate as to the same percentage of Company Common Stock.

                4.             Cooperation with Company.  The Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Holders and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.

                5.             Information.  Upon making a request pursuant to Section 3, the Holder shall specify the number of shares of Registrable Securities to be registered on its behalf and the intended method of disposition thereof.  The Company may require the Holders to furnish in writing to the Company such information regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act.  The Holders agree to supply the Company as promptly as practicable with such information and to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

                6.             Registration Procedures. If and whenever Holders have requested inclusion in a Company’s Registration hereunder , the Company will, at its expense, as expeditiously as practicable, but in no event later than 45 days after receipt of such request for registration :

                                (a)           In accordance with the Securities Act and the rules and regulations of the Commission, use best efforts to prepare and file with the Commission a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities to be covered thereby and use its best efforts to cause such Registration Statement to become and remain continuously effective until the earlier of (i) the time that all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) two years after such Registration Statement has been declared effective;

                                (b)           Furnish to each Holder participating in such registration (each of such Holder being referred to herein as a “Participant” in such registration) one copy of the Registration Statement and Prospectus;

                                (c)           Use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such Participant may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities; and

                                (d)           Prepare and promptly file with the Commission such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                7.             Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company.  All Selling Expenses relating to Registrable Securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

                8.             Indemnification and Contribution.

                                (a)           Indemnification by the Company.  Whenever, pursuant to this Agreement, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by Section 8(b) hereof) indemnify and hold harmless each Participant in the registration, each of their officers, directors, partners and employees, and such Participant’s legal counsel and independent accountant, each underwriter of Registrable Securities (collectively, the “Participant Indemnitees” and, individually, a “Participant Indemnitee”), against any losses, claims, damages or liabilities, including any legal or other expenses reasonably incurred by a Participant Indemnitee in connection with investigating, settling or defending against such loss, claim, damage, liability or action, joint or several, to which such Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless any such statement or omission is resulting specifically from written information provided and authorized in writing by the Participant Indemnitee, or a representation, in writing of a Participant Indemnitee, that in each instance such Participant Indemnitee has specifically requested be included in such Registration Statement or Prospectus.

                                (b)           Indemnification by Participants.  Each Participant in any registration undertaken pursuant hereto will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each underwriter of Registrable Securities and each Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Company Indemnitees” and, individually, a “Company Indemnitee”) and the other Participant Indemnitees (and such Participants’ officers, directors, partners, and employees, legal counsel and independent auditors) against all losses, claims, damages or liabilities, to which any of the Company Indemnitees or the other Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only if, and to the extent that, such statement or omission is resulting specifically from written information provided and authorized in writing by such indemnifying Participant or a representation in writing of such indemnifying Participant and will, severally and not jointly, reimburse each Company Indemnitee or other Participant Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the maximum amount of liability in respect of such indemnification (including, but not limited to, attorneys’ fees and expenses) shall be limited, in the case of each indemnifying Participant, to an amount equal to the net proceeds actually received by such indemnifying Participant from the sale of Registrable Securities under such Registration Statement.

                                (c)           Indemnification Procedures.  Promptly after receipt by a Participant Indemnitee or a Company Indemnitee (collectively, “Indemnitees” and, individually, an “Indemnitee”) under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any Indemnitee.  In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each Indemnitee, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation.  Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnitees.

                                (d)           Contribution.  If for any reason the foregoing indemnity is unavailable, or is insufficient (other than by reason of the limitation on liability set forth in Section 8(b) above) to hold harmless an Indemnitee, then the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. The relative fault of the Indemnitee, on the one hand, and the indemnifying party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnitee or by the indemnifying party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                (e)           Survival.  The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                9.             Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

                                (a)           make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act; and

                                (b)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                10.           Amendment and Modification.  This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and Holders representing at least a majority of the issued and outstanding Common Stock (or Common Stock issued upon conversion thereof), voting together as a single class; provided that no such amendment shall unfairly discriminate against a particular Holder relative to the other Holders.  Any action taken by the Holders, as provided in this Section 10, shall bind all Holders.

                11.           Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                12.           Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                13.           Notices.  All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or three days after such notice or other communication is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

                                (a)           If to the Company:

                                                GenuTec Business Solutions, Inc.

                                                6A LibertyStreet, Suite 200

                                                Aliso Viejo, CA 92656

                                                Attention: Lee Danna, President & Chief Executive Officer

                                                with a copy to (which shall not constitute notice):

                                                Gersten Savage LLP

                                                600 Lexington Avenue, 10th Floor

                                                New York, NY  10022

                                                Attention: Stephen A. Weiss, Esq.

                                                or to the Purchaser in writing.

                                (b)           If to a Holder, as listed in the stock record books of the Company or as such Holder shall designate to the Company in writing,

                                                with a copy to (which shall not constitute notice):

                                                Clark & Trevithick PC

                                                800 Wilshire Boulevard, 12th floor

                                                Los Angeles, CA 90067

                                                Attention: Robert Hurm, Esq.

                14.           Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                15.           Entire Agreement.  This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                16.           Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

                17.           Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their successors and assigns; provided, the Company is given prior written notice thereof.

                18.           “Market Stand-Off” Agreement.  Each Holder agrees to enter into an agreement, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to lend, offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, sell short, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, whether in privately negotiated or open market transactions, during the period of up to one (1) year following the effective date of a registration statement of the Company filed under the Securities Act.

                [Signatures begin on the following page]

Counterpart Signature Page of Registration Rights Agreement

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

GENUTEC BUSINESS SOLUTIONS, INC.

By:	/s/ Lee Danna
Name: Lee Danna
Title: President and CEO

PURCHASER:

/s/ Johan Hendrik Smit Duyzentkunst
JOHAN HENDRIK SMIT DUYZENTKUNST

Address:

/s/ Olaf Geurs
OLAF GEURS

Address: